TERMINATION AND RELEASE AGREEMENT

                                                            Exhibit 10.70

         Agreement made this 26 day of July, 1996, between Hungarian Telephone and Cable Corp. (the "Company"), and Donald K. Roberton ("Roberton").

         WHEREAS, the Company has employed Roberton, and the Company and Roberton desire to terminate Roberton's employment with Company, but only on terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Roberton hereby agree as follows:

         1. Roberton hereby immediately resigns as a director of the Company and all of its subsidiaries and affiliates, and resigns as an employee and officer of the Company and all of its subsidiaries and affiliates, effective August 1, 1996. Concurrently with the execution of this Agreement, Roberton is returning all Company property currently in his possession.

         2. Roberton has no written employment or stock option agreements with the Company; however, he has a verbal agreement with Robert Genova, acting in his role as Chairman of the Company, providing for Roberton=s employment as Vice Chairman of the Company (at an annual salary of $250,000), and for a grant of 200,000 stock options under the Company's 1992 Incentive Stock Option Plan, as amended (at an exercise price of $14 per share). Roberton represents and warrants to the Company that there are no other written or oral agreements governing his employment by the Company (including related compensation and benefits), and that he does not have, and will not seek, any severance, social welfare, or similar rights under American or Hungarian law arising out of the termination of his employment. Roberton further represents and warrants that during his tenure as an employee, officer, or director of the Company he (i) did not knowingly engage in any activity that violates local, state, or federal laws or the laws of the United States or of the Hungarian Republic; (ii) did not knowingly engage in any activity that would constitute a fraud against the Company or its Affiliates; and (iii) did not knowingly engage in any activity that was inconsistent with the best interests of the Company as an employee, officer, or director of the Company.
         3. In full and final satisfaction of all of Company's obligations to Roberton arising out of or relating to his employment and Roberton's aforementioned verbal employment agreement (other than his rights as a stock optionee), the Company shall pay Roberton the aggregate sum of $700,000.00 in seventy-two (72) equal, consecutive, monthly, non-interest bearing installments of $9,722.22 each, beginning on August 31, 1996, subject to applicable tax withholdings. Roberton will retain his rights as a stock optionee; however, all options granted to Roberton under the Company's 1992 Incentive Stock Option Plan, as amended, must be exercised within five (5) years of the date(s) such options were originally granted, notwithstanding any provisions of the plan or any option agreement relating to acceleration of the exercise date(s) due to termination of Roberton's employment. If not exercised within five (5) years of the date(s) such options were originally granted, the grant(s) will expire. The payments due Roberton under this paragraph 3 shall be made without defense, offset, or counterclaim; any claim or defense by the Company for breach of this Agreement to be asserted in a separate suit. In the event the Company fails to make any payment under this paragraph 3 when due, which failure continues for ten (10) days after written notice to the Company by Roberton, then the Company shall be required to pay interest on the unpaid amount at the rate of one and one half percent (1.5%) per month for as long as the past due amount remains unpaid, plus a one time late payment penalty equal to ten percent (10%) of the amount then due. If the Company fails to make three (3) consecutive payments under this paragraph 3, after appropriate written notice as stated above, the entire balance of the aggregate payments due under this Agreement shall become due and payable. In the event of Roberton's death prior to the payment of all amounts due under this Agreement, the payments due under this paragraph 3 shall continue to be paid by the Company to Roberton=s designee, who shall be designated by Roberton in writing, or, upon Roberton=s failure to designate a designee in writing, to Roberton's estate.

         4. (a) In consideration of the payments and covenants of the Company set forth herein (which Roberton acknowledges are in excess of what is owed him), Roberton, on his own behalf and for his heirs, executors, administrators, successors, and assigns, hereby releases the Company, its Affiliates, and their respective present or former predecessors, successors, assigns, directors, officers, shareholders, agents, employees, and anyone acting for any of them, from any and all claims of any kind arising in connection with Roberton's employment by the Company and the termination thereof, including, but not limited to, claims for breach of or interference with any alleged contract, wrongful discharge, and any federal, state, or local discrimination laws, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, and claims alleging defamation, intentional infliction of emotional distress, or any other tort. This waiver and release, however, does not apply to claims Roberton may have against Citizens Utilities Company arising in connection with his employment by that company. For the purpose of this Agreement, "Affiliate" shall mean any company directly or indirectly owned or controlled by or under common control with the Company; provided, that, for purposes of this Agreement, CU Capitalcorp and its affiliates shall be deemed to be an Affiliate.
                  (b) The Company,  its agents, and Affiliates,  on their behalf and on the behalf of their respective assigns, hereby release Roberton and his heirs, executors, administrators, successors, and assigns from any and all claims of any kind arising in connection with Roberton's employment with the Company (including his service as a director) and the termination thereof.
                  (c)  Roberton,  on the  one  hand,  and  the  Company  and its
Affiliates, on the other hand, acknowledge that if any fact with respect to any matter covered by this Agreement is found hereafter to be other than or different from the facts now believed by Roberton to be true, this Agreement shall be and remain in effect, notwithstanding such different facts. Both parties acknowledge that the releases and waivers granted in this Agreement will not release the Company or Roberton from their respective obligations under this Agreement, and that the releases and waivers do not waive rights or claims of Roberton against the Company or the Company against Roberton which may arise after the date this Agreement is executed. In addition, as a former director and officer of the Company, Roberton shall be entitled, following termination of his employment, to indemnification to the fullest extent permitted under the Company's bylaws and the Delaware General Corporation Law, as amended. Roberton acknowledges that he has been advised to consult with counsel prior to signing this Agreement, and that he has been given until August 5, 1996 (which Roberton acknowledges is at least twenty-one (21) days from the date this Agreement was first presented to Roberton), to consider whether to accept this Agreement.
         5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree to submit to the exclusive jurisdiction of the federal and state courts in the State of New York for any dispute arising under or relating to this Agreement. The parties further agree not to commence or continue litigation or other legal proceedings relating to this Agreement in any forum other than New York, and waives any claim that New York is an inconvenient forum.
         6. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                           If  to the Company:

                           L.  R.  Mitten
                           Citizens International Management
                           Services Company
                           3 High Ridge Park
                           Stamford, CT  06905

                           If to Roberton:
                           Donald K.  Roberton
                           38 Campbell Drive
                           Stamford, CT  06903

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

     7. This Agreement and other agreements being executed simultaneously with this Agreement constitute the entire agreement between the parties hereto with respect to the subjects thereof, and supersede and are in full substitution for any and all prior understandings or agreements, written or oral, with respect to Roberton's employment and the other subjects covered in this Agreement and in those other agreements. Roberton shall not disclose, or permit any other person to disclose, to the media or to any other person, other than his immediate family, the negotiations or circumstances leading up to this Agreement or those other agreements; the terms of this Agreement or those other agreements; or the termination of Roberton=s employment by the Company. It is acknowledged and agreed that the Company has the sole and exclusive right to make (subject to Roberton=s prior review and approval, which approval shall not unreasonably be withheld) or decline to make any public disclosures concerning any or all of the foregoing subjects; provided, however, that no information released by the Company regarding any or all of the foregoing subjects shall in any way disparage Roberton or his contributions to the Company.

         8. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.
         9. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators, and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by Roberton without written consent of the parties, which shall not unreasonably be withheld.
         IN WITNESS WHEREOF, the Company and Roberton have executed this Agreement as of the date first written above.

                               HUNGARIAN TELEPHONE AND CABLE CORP.

                               By: James Morrison
                                   -------------------------------

                                   s/Donald K. Roberton
                                   -------------------------------
                                   DONALD K.  ROBERTON